EXHIBIT 10.13


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


EFFECTIVE DATE:          January 28, 2000

EMPLOYER:                THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                         a Florida corporation

EMPLOYEE:                BRETT BOUCHY

PURPOSE:

     Employer owns, manages and operates a professional arena football franchise known as the Orlando Predators and located in Orlando, Florida (the ABusiness@). Employer desires to employ Employee as the Arena Football League Liaison and Employee desires to accept such employment, on the terms, covenants and conditions set forth in this Employment Agreement (this AAgreement@). This Agreement supersedes that certain Employment Agreement dated May 15, 1998, as amended.

AGREEMENTS:
-----------

     For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:

1. Employment; Duties.
----------------------

          1.1 Subject to and in accordance with this Agreement, Employer employs Employee as the Arena Football League Liaison for Employer and Employee accepts employment with Employer subject to the general supervision and pursuant to the orders, advice and direction of the Chief Executive Officer of Employer. In such capacity, Employee shall be responsible for the duties described on the attached Exhibit AA@.

          1.2 Employee shall use his best efforts but shall not be required to devote his full time to the performance of all the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement. Such duties shall be rendered in Orlando, Florida; provided, however that Employee shall undertake such travel, within or outside of the United States, including, but not limited to, travel to the principal offices of Employer and its subsidiaries, as is or may be reasonably necessary in the interests of Employer and its subsidiaries.

          1.3 Employee represents and warrants that there are no agreements or arrangements, written or oral, in effect which would prevent Employee from rendering services to Employer during the term of this Agreement.

          1.4 Nothing herein contained shall be construed to create a partnership or joint venture between Employer and Employee. Neither party hereto shall be liable for the debts or obligations of the other unless expressly assumed in writing and signed by the parties hereto.

     2. Term. This Agreement shall become effective on the date first written above and, unless terminated sooner pursuant to Section 5, continue through the third anniversary of the date first written above.

     3. Compensation and Other Benefits. For services rendered to Employer hereunder, in whatever capacity rendered, Employee shall have and receive, subject to withholding and other applicable taxes, the following:

          3.1 Compensation. An annual base salary ("Base Salary") during the Term of $50,000, which salary will be payable monthly, in arrears in accordance with Employer's regular payroll periods.

          3.2 Stock Options. That certain Grant of Incentive Stock Option dated May 15, 1998, as modified by that certain Cancellation Agreement dated January 26, 1999, shall remain in full force and effect without modification as a result of this Agreement.

          3.3 Business Expenses. Upon submission of proper documentation, Employer shall pay or reimburse Employee for all reasonable and necessary office, telephone, travel and other expenses incurred by him in the pursuit of his duties on behalf of Employer.

          3.4 Employee Benefits. Employee shall be entitled to participate in any and all other bonus, stock option, incentive compensation, deferred compensation, group medical and dental insurance plans or other plans or programs and to receive any and all other benefits for which he is eligible and which Employer may provide its employees generally.

          3.5 Vacation. At such reasonable times as Employer shall in its sole discretion permit, Employee shall be entitled to absence himself voluntarily from the performance of his employment under this Agreement. Employee shall be entitled to such period of absence of not more than four weeks during each fiscal year of the Term.

     4. Facilities. Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, offices, secretarial help, and other services and supplies as it deems necessary for Employee's performance of his duties under this Agreement, as established from time to time by Employer.

     5. Termination; Severance.

          5.1 Employer may terminate this Agreement:

               a. Upon the death of Employee during the Term, except that Employee=s legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid compensation and bonus compensation on a pro rata basis.

               b. Upon written notice from Employer to Employee, if Employee becomes Disabled.

               c. Upon written notice from Employer to Employee, at any time for ACause@. For purposes of this Agreement, ACause@ shall be defined as (1) willful disobedience by Employee of a material and lawful instruction of the Chief Executive Officer or the Board of Directors of Employer or any management officer senior to employee; (2) conviction of Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony, excluding traffic related offenses or other offenses known to Employer; (3) breach by Employee of any material provision of this Agreement; (4) violation of any federal or state rule or regulation, or Employer policy, regarding securities laws; (5) conduct amounting to fraud, dishonesty, or willful misconduct; (6) recurring insubordination, inattention to or unsatisfactory performance of duties which materially adversely affects operations of Employer; or (7) violation of any federal rule or regulation or Employer policy related to sexual harassment or discrimination, provided that Employer shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (1), (3) or (6) above unless written notice specifying such breach shall have been given to Employee and, in the case of breach which is capable of being cured, Employee shall have failed to cure such breach within 15 days after his receipt of such notice. In the event of such termination, Employee shall be entitled only to his Base Salary due and owing to the date of termination, plus reimbursement expenses.

     5.2 In the event Employer demotes, substantially reduces the duties of Employee (in the absence of Employee's failure to perform his duties in the good faith determination of the Chief Executive Officer or Board of Directors, after notice of same has been provided to Employee) or reduces the salary or benefits of Employee, Employee may elect to treat this Agreement as termination for Agood reason@. In the event of termination of this Agreement for good reason, Employee shall be entitled to payment of (i) all the salary and benefits under this Agreement and (ii) the vesting of all stock grants or options.

     5.3 In the event of termination of this Agreement and the discharge of Employee by Employer in breach and violation of this Agreement, or without Cause (other than a good reason), Employee shall be entitled to the following as it sole remedy for such termination, discharge and/or breach:

               a. A sum equal to three year's Base Salary of Employee then in effect, payable in two installments, the first of which shall be paid within 5 days of the date of termination and the second of which shall be paid within 60 days of the date of termination;

               b. All Base Salary and Bonus to the date of termination;

               c. Continued payment by Employer of all health and medical plan payments of behalf of Employee;

               d. All options granted to Employee shall be deemed vested as of the date of termination.

          5.4 Upon termination of this Agreement, or whenever requested by Employer, Employee shall immediately turn over to Employer all of Employer's property, including all items used by Employee in rendering services hereunder, that may be in Employee's possession or under his control.

     6. Covenant Not to Compete; Disclosure of Information.

          6.1 Solicitation.

               6.1.1 In the event that Employee terminates this Agreement in breach of the terms and provisions hereof, then for a period of six months after the date of such termination in breach of this Agreement, Employee shall not, whether alone or as a partner, officer, director, employee or shareholder (or other holder of an equity interest) of, or consultant, advisor or lender to, any other corporation, partnership or other entity, or as a trustee, fiduciary or other representative, solicit Employer's customers with respect to, engage in or have any interest, including as a creditor, in any person, partnership, corporation, association, or other business entity, whether as employee, officer, director, agent, consultant, stockholder or holder of any right to any form of equity ownership, or otherwise, that engages in the business of owing, operating or managing professional football teams or leagues.

               6.1.2 Employee shall not, during or for a period of six (6) months after the term of this Agreement, solicit any employee, sales representative or independent contractor of Employer for employment by any person, firm, partnership, corporation, association or other entity for any reason or purpose allied or related to the Business whatsoever.

     6.2 Non Disclosure.

               6.2.1 Employee hereby recognizes and acknowledges that: (i) Employee will be making use of, acquiring, and/or adding to proprietary information of a special and unique nature and value relating to and including, but not limited to, confidential information concerning Employer's business, finances, marketing, accounting, information systems, personnel and/or employee leasing, and other nonpublic information such matters Employer's trade secrets, systems, procedures, manuals, confidential reports, lists of suppliers, research and development projects, policies, processes, formulas, techniques, know-how and facts relating to sales, advertising, mailing, promotions, financial matters, customers, customer lists, purchases or requirements or other methods used and preferred by Employer in its operations, (ii) Employer will disclose certain proprietary information to Employee including, but not limited to, the details of any statistical or financial data, the operations and structure of the business of Employer, and manuals, forms, techniques, methods or procedures of Employer used by or made available to Employee in the course of Employee's employment (the information referenced to in paragraphs 6.2.1 (i) and (ii) above are hereinafter collectively referred to as the "Proprietary Information").

               6.2.2 Employee hereby recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of Employer's business.

               6.2.3 Employee will not at any time, directly or indirectly make use of, divulge or disclose any of the Proprietary Information or any part thereof for any purpose whatsoever (except in the ordinary, day to day course of conduct of Employer=s Business) whatsoever to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (except in the ordinary, day to day course of conduct of Employer=s Business) that has been obtained by, or disclosed to, him as a result of his relationship with Employer. Immediately upon request by Employer, Employee shall return to Employer any and all materials relating to Proprietary Information.

     6.3 Acknowledgment.

               6.3.1 Employee acknowledges that the covenants contained in this
Section 6 are a material inducement for Employer to enter into this Agreement and to perform its obligations hereunder and that the services Employee is to render to Employer hereunder are of a special and unusual character with a unique value to Employer. Employee acknowledges that it would take at least six
(6) months for Employer to retain and train personnel to replace Employee. Accordingly, Employee acknowledges that the restrictions contained in this
Section 6 are reasonably necessary for the protection of Employer's business and that a breach of any such restrictions could not adequately be compensated by damages in an action at law.

               6.3.2 In the event of a breach or threatened breach by Employee of any provision contained in this Section 6, Employer shall be entitled to obtain, by posting an appropriate bond, an injunction (preliminary or permanent, or a temporary restraining order) restraining Employee from the activity or threatened activity constituting or that would constitute a breach.

               6.3.3 In the event of a material breach by Employee of any provision contained under this Section 6, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or other benefits that Employee, directly or indirectly, has realized and/or may realize as a direct result of, arising directly out of or in direct connection of any such breach.

               6.3.4 The remedies provided in this Section 6 shall be in addition to, and not in lieu of, any and all other remedies of Employer at law or in equity.

     7. Miscellaneous.

          7.1 Notice. Notices required or permitted to be given hereunder shall be sufficient if in writing and delivered or deposited in the mail, postage prepaid, certified mail, return receipt requested (or the equivalent in a foreign country), addressed, if to Employer, at its principal place of business and, if to Employee, at the address set forth in Employer's employee records or to such other address as may be designated in writing hereafter by either party hereto. All notices hereunder shall be effective: (a) five (5) days after deposit in the mail; or (b) upon delivery, if delivered in person or by commercial express service.

          7.2 Burden. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of any successor of Employer and any such successor shall be deemed substituted for Employer under the terms of this Agreement. As used in this Agreement, the term Asuccessor@ shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or business of Employer.

          7.3 Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment of Employee and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the parties against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

          7.4 Arbitration. In the event any dispute or controversy arising out of this Agreement cannot be settled by Employer and Employee, such controversy or dispute, at the election of either Employer or Employee, by written notice to the other, may be submitted to arbitration in Orlando, Florida and for this purpose Employer and Employee each hereby expressly consent to such arbitration and such place. In the event Employer and Employee cannot, within 15 days following the election to submit the dispute or controversy to arbitration, mutually agree upon an arbitrator to settle their dispute or controversy, then Employer and Employee shall each select one arbitrator and the two arbitrators shall select a third arbitrator. The decision of the majority of said arbitrators shall be binding upon Employer and Employee for all purposes, and judgment to enforce any such binding decision may be entered in the Circuit Court, Orange County, Florida (and for this purpose Employer and Employee hereby irrevocably consent to the jurisdiction of said court). If either Employer or Employee fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, then the Chief Judge in the United States Middle District Court of the District of Florida shall select such other arbitrator. At the election of either Employer or Employee, all arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. At the request of either Employer or Employee, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony and records shall be available for inspection only for purposes of the arbitration and only by either party and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted by the State of Florida and the then existing rules and regulations of the American Arbitration Association governing commercial transactions. The costs of the arbitration, the arbitrators and the prevailing party=s reasonable attorneys' fees shall be borne by the non-prevailing party, as determined by the arbitrators.

     7.5 Prohibition Against Assignment. This Agreement is personal to Employee and Employee shall not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of Employer.

     7.6 Governing Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Florida. The section headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

     7.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

     7.8 AFL League. Employee agrees to be bound by the Arena Football League, Inc. Bylaws, Operations Manual, Rule Book and/or by any other rules and regulations of the Arena Football League, Inc. as they exist and/or as they may be amended, modified or otherwise changed from time-to-time.

     7.9 Keyman Life Insurance. In the event that Employer desires to obtain key man life insurance on the life of Employee, Employee agrees to cooperate with Employer in completing any applications necessary to obtain such insurance and promptly submit to such physical examination and furnish such information as any proposed insurance carrier may request.

//

//

     // IN WITNESS WHEREOF, the parties have executed this document to be effective the date first above written.

EMPLOYEE:                          EMPLOYER:

                                   THE ORLANDO PREDATORS ENTERTAINMENT, INC., a Florida corporation



/s/  Brett Bouchy                  By:  /s/  Richard Corley
--------------------------             -----------------------------------------
BRETT BOUCHY                           Richard Corley, Authorized Board Member

                                   Exhibit "A"

                              Description of Duties

Employee shall be required to perform the following duties for Employer and any subsidiary of Employer:

     1. Promotion of the relationships of Employer, its franchises and subsidiaries with their respective employees, players, customers, suppliers and sponsors and with the various franchise/league/regulatory organizations and with others in the business community.

     2.   Special projects assigned by the CEO.

     3. Identification of acquisition, merger and expansion opportunities and the financing structures to accomplish the same.